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                                                               Exhibit 10.13(vi)



                            FORT JAMES CORPORATION

                                                           RESTRICTED STOCK UNIT
                                                                 AWARD AGREEMENT

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           AWARDED TO                         AWARD DATE             NUMBER OF
                                                                   UNITS AWARDED
                                                   /00
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     SOCIAL SECURITY NUMBER               VESTING SCHEDULE
                                       VESTING         NUMBER
                                       DATE          OF UNITS
                                       ----------------------
                                         /  /01       33-1/3%

                                         /  /02       33-1/3%

                                         /  /03       33-1/3%

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     FORT JAMES CORPORATION (the "Company") grants you (the "Participant") the above stated number of restricted stock units ("Units"). Until the Vesting Date, the Units are forfeitable and nontransferable. The Compensation Committee of the Company's Board of Directors (the "Committee") shall administer this Agreement and any decision of the Committee shall be final and conclusive.

     The terms of the award are:

     1.   Vesting and Payment For Units.  One-third (33-1/3%) of the Units shall
          -----------------------------
          become vested and nonforfeitable on each Vesting Date, provided the Participant is employed on that date or previously had an approved termination of employment as provided in Section 2. As soon as practicable after the Units become vested, the Company shall pay the Participant in cash for each vested Unit an amount equal to the fair market value of a share of common stock of the Company on the Vesting Date. The fair market value shall be the mean of the highest and lowest registered sales prices of the Company's common stock on the New York Stock Exchange on the Vesting Date.

     2.   Dividends.  As a Unit becomes vested and nonforfeitable, the
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          Participant shall be entitled to receive with respect to each vested
          Unit a cash amount equal to the sum of all cash dividends paid on a share of the Company's common stock from the Award Date until the Vesting Date. The value of any dividend payable in Company Stock or other property shall be added to the number of Units awarded to the Participant and shall be subject to the vesting and payment provisions of Section 1.

     3.   Change of Control.  Upon a Change of Control, as that term is defined
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          in the Fort James Corporation 1996 Stock Incentive Plan, any unvested
          Units shall become fully vested and nonforfeitable and will be paid to the Participant within 30 days after the Change of Control.

     4.   Forfeiture of Units.  If the Participant ceases to be an employee for
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          any reason before any Vesting Date, any unvested Units shall be forfeited unless the Chief Executive Officer determines that forfeiture should not occur because the Participant had an approved termination of employment. The Chief Executive Officer shall make this determination in his complete discretion.

     4.   Transfer Restrictions.  The Participant's rights to the Units are not
          ---------------------
          subject to sale, assignment, transfer, pledge, hypothecation or encumbrance.

     5.   Tax Withholding.  The Company shall withhold from the payment for the
          ---------------
          vested Units any required federal, state, or local income, employment or other taxes imposed on the payment.
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     6.   Binding Effect.  Subject to the limitations stated above, this
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          Agreement shall be binding upon and inure to the benefit of the
          Participant's legatees, distributee, and personal representatives and the successors of the Company.

     7.   Change in Capital Structure.  The Units shall be adjusted as the
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          Committee determines is equitably required in the event of a dividend in the form of stock, spin-off, stock split-up, subdivision or consolidation of shares of Company Stock or other similar changes in capitalization.

     8.   Interpretation.  This Agreement shall be construed under and be
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          governed by the laws of the Commonwealth of Virginia.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed, as of the award date shown above.


                                         FORT JAMES CORPORATION


                                    By:
                                         ____________________________________
                                         Chairman of the Board, and CEO

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